UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2006

Landec Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-27446	94-3025618
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3603 Haven Ave. Suite E, Menlo Park, California		94025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-306-1650

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006, Landec Corporation ("Landec") entered into an exclusive License and Research and Development Agreement (the "Agreement") with Air Products and Chemicals, Inc. ("Air Products").

Under the Agreement, Landec received an upfront licensing fee of $800,000 from Air Products and will receive up to an additional $1.6 million of license payments that will be paid in quarterly installments of $200,000 each during the second and third years of the Agreement for the exclusive rights to use Landec’s Intelimer materials technology in specific fields worldwide. In addition, Landec received an upfront payment of $100,000 for technology transfer work to be performed by Landec during the fourth quarter of its 2006 fiscal year. Landec will also provide research and development support to Air Products under the Agreement for three years, with a mutual option for two additional years. In addition, in accordance with the Agreement, Landec will receive 40% of the gross profits generated from the sale of products by Air Products occurring after March 14, 2007, that incorporate Landec’s Intelimer materials.

Item 8.01 Other Events.

On March 15, 2006, Landec issued a press release announcing that it had entered into a License and Research and Development Agreement with Air Products. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release by Landec Corporation dated March 15, 2006 announcing that it had entered into a License and Research and Development Agreement with Air Products.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landec Corporation

March 15, 2006	By:	/s/Gregory S. Skinner

Name: Gregory S. Skinner
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release by Landec Corporation dated March 15, 2006 announcing that it had entered into a License and Research and Development Agreement with Air Products.